Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma financial information set forth herein gives effect to the following events:

1)	The consummation of all of the Transactions;

2)	The repayment of certain assumed debt obligations in the amount of $1.3 billion, which occurred in April 2013 subsequent to the closing of the portions of the Transactions that occurred on April 1, 2013; and

3)	The issuance of the Notes.

The condensed combined income statement gives effect to these events as if they had occurred on January 1, 2012. The condensed combined balance sheet gives effect to these events as if they had occurred on December 31, 2012.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the international operations and include adjustments which give effect to events that are (i) directly attributable to the transaction, (ii) expected to have continued impact on GM Financial and (iii) factually supportable, which are described in the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.” GM Financial has not performed a complete and thorough valuation analysis necessary to determine the fair market values of all of the international operations’ assets to be acquired and liabilities to be assumed, and accordingly, as described in Note 5 below, the unaudited pro forma condensed combined financial statements include certain preliminary allocations of the purchase price to reflect the fair value of those assets and liabilities. A final determination of the fair values of the international operations’ assets and liabilities will be based on the actual net assets that exist as of the dates of completion of the respective Transactions. Pending certain regulatory and other approvals, we expect to complete the acquisition of the remaining international operations that we have not already acquired later in 2013 or as soon as practicable thereafter. Consequently, amounts preliminarily assumed and allocated to acquired assets and assumed liabilities could change significantly from those amounts used in the unaudited pro forma condensed consolidated financial information presented below.

The unaudited pro forma condensed combined financial statements:

•

do not purport to represent what the consolidated results of operations actually would have been if the Transactions had occurred on January 1, 2012 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Transactions had occurred on December 31, 2012 or what the consolidated balance sheet will be on any future date; and

•

have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the international operations. No adjustments, therefore, have been made for actions which may be taken once the acquisition of the international operations is complete, such as any of GM Financial’s integration plans related to the international operations. In connection with the plan to integrate the international operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the international operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

As a result, the actual amounts recorded in the future consolidated financial statements of GM Financial will differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

The unaudited pro forma condensed combined financial statements have been derived from the following sources:

•

financial information of GM Financial, as prepared in accordance with U.S. GAAP, has been extracted without adjustment from GM Financial’s audited consolidated statement of income and comprehensive income and consolidated balance sheet as of and for the year ended December 31, 2012.

•

financial information of the international operations, as prepared in accordance with U.S. GAAP, has been extracted from the international operations’ audited combined statement of comprehensive income and combined balance sheet as of and for the year ended December 31, 2012. Certain reclassifications have been made to the historical financial statements of the international operations to conform with GM Financial’s presentation in its Form 10-K filed February 15, 2013.

The actual amounts recorded as of the completion of the Transactions may differ materially from the information presented in the unaudited pro forma condensed combined financial statements as a result of:

•	net cash used or generated in the international operations between the signing of the acquisition agreements and completion of the Transactions;

•	other changes in the international operations’ net assets that occur prior to the completion of the Transactions, which could cause material changes in the information presented below; and

•	changes in the fair market values of the international operations’ assets to be acquired and liabilities to be assumed.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to unaudited pro forma condensed combined financial statements;

•	the audited consolidated financial statements of GM Financial for the year ended December 31, 2012 and the notes relating thereto, which are included in this Offering Memorandum;

•	the audited combined financial statements of the international operations for the year ended December 31, 2012 and the notes relating thereto, which are included in this Offering Memorandum; and

•	other information pertaining to GM Financial and the international operations contained in or incorporated by reference into this Offering Memorandum.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2012

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the international operations reclassified and GM Financial assuming that the businesses were combined in their entirety and the offering occurred on December 31, 2012 on an acquisition accounting basis.

(In thousands)	GMF	International Operations Reclassified (See Note 4)	Purchase Accounting and Other Adjustments		Pro Forma
Assets
Cash and cash equivalents	$1,289,494	$888,306	$(1,347,000)	(A)	$1,696,800
			866,000	(F)
Finance receivables, net	10,998,274	15,028,935	(149,000)	(B)	25,878,209
Restricted cash—securitization notes payable	728,908	514,225			1,243,133
Restricted cash—credit facilities	14,808				14,808
Property and equipment, net	52,076	87,518			139,594
Investment in equity method investee		385,991	510,000	(C)	895,991
Leased vehicles, net	1,702,867	12,980			1,715,847
Deferred income taxes	107,075	421,129	6,650	(D)	534,854
Goodwill	1,108,278		50,350	(E)	1,158,628
Related party receivables	66,360	118,736			185,096
Other assets	128,931	668,361	30,000	(F)	827,292

Total assets	$16,197,071	$18,126,181	$(33,000)		$34,290,252

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$354,203	$7,018,710	$(1,347,000)	(A)	$6,025,913
Securitization notes payable	9,023,308	5,783,000	(130,000)	(G)	14,676,308
Senior notes/inter-company borrowings	1,500,000		3,000,000	(F)	4,500,000
Accounts payable and accrued expenses	217,938	986,937			1,204,875
Deferred income	69,784	6,340			76,124
Taxes payable	93,462	266,964			360,426
Related party payable		478,159			478,159
Related party taxes payable	558,622				558,622
Interest rate swap and cap agreements	527	30,071			30,598

Total liabilities	11,817,844	14,570,181	1,523,000		27,911,025

Shareholder’s Equity
Additional paid-in capital	3,459,195	3,550,000	(3,550,000)	(H)	5,459,195
			2,000,000	(I)
Accumulated other comprehensive income/loss	(3,254)	6,000	(6,000)	(J)	(3,254)
Retained earnings	923,286				923,286

Total shareholder’s equity	4,379,227	3,556,000	(1,556,000)		6,379,227

Total liabilities and shareholder’s equity	$16,197,071	$18,126,181	$(33,000)		$34,290,252

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2012

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the international operations reclassified and GM Financial assuming that the businesses were combined in their entirety and the offering occurred on January 1, 2012 on an acquisition accounting basis.

(In thousands)	GMF	International Operations Reclassified (See Note 4)	Purchase Accounting and Other Adjustments		Pro Forma
Revenue
Finance charge income	$1,594,174	$1,515,516	$52,066	(B)	$3,161,756
Leased vehicle income	289,256	23,652			312,908
Other income	77,105	200,885			277,990

	1,960,535	1,740,053	52,066		3,752,654
Costs and expenses
Operating expenses	397,582	557,709			955,291
Leased vehicle expenses	211,407	22,670			234,077
Provision for loan losses	303,692	86,244			389,936
Interest expense	283,250	757,560	55,650	(K)	1,135,460
			39,000	(G)
Acquisition expenses	20,388		(20,388)	(L)

	1,216,319	1,424,183	74,262		2,714,764
Income before income taxes	744,216	315,870	(22,196)		1,037,890
Income tax provision	281,090	44,740	(7,769)	(M)	318,061
Equity method investee income, net of taxes		95,695			95,695

Net income	$463,126	$366,825	$(14,427)		$815,524

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Year Ended December 31, 2012

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Transactions is included as of and for the twelve month period ended December 31, 2012. The Transactions are being accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record the assets and liabilities of the international operations at their respective estimated fair values and represents management’s estimates based on available information. Management utilized various valuation methodologies and models which it believes are reasonable. However other market participants could utilize different methodologies and models to arrive at different valuations. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion and settlement of the Transactions and final analysis to determine the fair values of the international operations’ tangible and intangible assets and liabilities.

Certain amounts in the historical consolidated financial statements of the international operations have been reclassified to conform to GM Financial’s classification; refer to Note 4– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in this document for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Transactions and the offering been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors. Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 2—Transactions not Completed as of the Date of this Offering Memorandum

The unaudited pro forma condensed combined financial information related to the Transactions assumes, with respect to the condensed combined income statement, that all of the Transactions occurred as of January 1, 2012 and, with respect to the condensed combined balance sheet, that all of the Transactions occurred as of December 31, 2012. As of the date of this Offering Memorandum, we have completed the acquisition of the international operations in Europe (excluding France and Portugal) and in Latin America (excluding Brazil). The remaining Transactions, including our acquisition of the equity interest in GMAC-SAIC, are considered probable and, as such, the results of their operations and their assets and liabilities are included in the pro forma condensed combined financial statements. The two most material of the remaining Transactions to be completed relate to the acquisition of the operations in Brazil and to the equity interest of GMAC-SAIC. The international operations that we have not acquired as of the date of this Offering Memorandum had total assets of approximately $6 billion at December 31, 2012 and had pre-tax net income of approximately $100 million to $150 million in the fiscal year ended December 31, 2012.

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements—(Continued)

For the Year Ended December 31, 2012

Note 3—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustments to reduce the carrying value of the international operations debt by $1.3 billion as of December 31, 2012. These adjustments reflect repayment of international operations indebtedness assumed by GM Financial in connection with the Transactions. Subsequent to April 1, 2013, approximately $1.3 billion of the international operations’ debt outstanding on credit facilities was repaid by GM Financial. Refer to note (K) for further discussion regarding the impact of the adjustment on interest expense for the year ended December 31, 2012.

(B)	Adjustments totaling $149 million to record consumer finance receivables at their estimated fair value under ASC 805. The effect of these adjustments is to increase finance charge income by $52 million for the year ended December 31, 2012 based on an effective interest rate amortization. The Company has made estimates of the fair value of the acquired finance receivables by estimating the expected remaining contractual cash flows of the receivables portfolio discounted at rates which management based on estimated market rates for similar loans across the various jurisdictions.

(C)	Adjustment totaling $510 million to record the acquired equity investment in GMAC-SAIC at fair value as of December 31, 2012. This adjustment reflects the estimated fair value of the acquired equity interest in GMAC-SAIC as of December 31, 2012. The estimated fair value was determined based on management assumptions and a combination of a market multiple approach and a discounted cash flow approach. This adjustment does not affect the income or loss earned in connection with the equity interest for the year ended December 31, 2012, as the basis difference between fair value and underlying net assets has been attributed to goodwill.

(D)	Adjustment to reflect the preliminary estimate of the deferred tax effect of the purchase accounting adjustments relating to finance receivables and debt utilizing GM Financial’s statutory tax rate of 35%. Upon final valuation of finance receivables acquired and debt assumed, deferred taxes will be assessed at a tax jurisdiction level.

(E)	Adjustments to record a preliminary estimate of goodwill of approximately $50 million recognized in the Transactions under ASC 805 based on valuations and assumptions as of December 31, 2012. Goodwill represents the excess of total consideration paid for the international operations above the fair value of acquired assets and liabilities.

Fair value adjustments to acquired property and equipment, identifiable intangible assets, other assets, pension benefit obligations, deferred income and accrued expenses have been estimated to be zero for these pro forma financial statements.

(F)	Adjustments to record the issuance of the Notes contemplated within this Offering Memorandum and the incurrence of inter-company debt of $3.0 billion as though the issuance or incurrence occurred on December 31, 2012. Proceeds of $2.1 billion were used to fund the Transactions. The excess of the net proceeds used to fund the Transactions are reflected as an increase to cash and cash equivalents of approximately $866 million.

In addition, this adjustment reflects capitalization of debt issuance costs estimated to be incurred in connection with the issuance of the Notes of approximately $30 million. Refer to note (K) for further information regarding the impact of these adjustments on interest expense for the year ended December 31, 2012.

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements—(Continued)

For the Year Ended December 31, 2012

(G)	Adjustments totaling $130 million to record total international operations debt at its estimated fair value based on current credit and market interest rates. The impact of this adjustment is to increase interest expense by approximately $39 million for the year ended December 31, 2012.

(H)	Adjustments to eliminate Ally’s investment in the international operations under ASC 805. This adjustment does not affect the income statement for the year ended December 31, 2012.

(I)	Adjustment to record a $2.0 billion capital contribution from GM Financials’ parent, GM. The adjustment does not affect the income statement for the year ended December 31, 2012.

(J)	Adjustments to eliminate the carrying value of accumulated other comprehensive income recorded in international operations financial statements under ASC 805. This adjustment does not affect the income statement for the year ended December 31, 2012.

(K)	Adjustments totaling $56 million to reflect the impact of adjustments to debt instruments described in notes (A) and (G), above. Refer to summary below:

(Dollars in thousands)	Balance	Interest Rate	Interest Expense Adjustment
Instrument
Assumed Indebtedness—Credit Facilities	$(1,347,000)	5.00%	$(67,350)
Senior Notes/inter-company borrowings	3,000,000	4.00%	120,000
Amortization of issuance costs—Senior Notes	30,000	n/a	3,000

Interest Expense Adjustment			$55,650

For every 0.125% change in the interest rates associated with the Notes, the corresponding interest expense adjustment related to the Notes would change by approximately $4 million.

(L)	Adjustment to eliminate nonrecurring costs included in the historical income statement of GM Financial incurred for the Transactions.

(M)	Adjustments to record estimated incremental income tax provision utilizing GM Financial’s statutory rate of 35%, recognized as a result of acquisition accounting adjustments.

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements—(Continued)

For the Year Ended December 31, 2012

Note 4—Reclassification Adjustments

Unaudited Pro Forma Condensed Balance Sheet: International Operations Reporting Reclassification Adjustments

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Assets
Cash and cash equivalents	$1,289,494	$888,306			$888,306
Finance receivables, net	10,998,274	15,049,389	$62,393	(3)	15,028,935
			(82,847)	(4)
Restricted cash—securitization notes payable	728,908		514,225	(1)	514,225
Restricted cash—credit facilities	14,808
Property and equipment, net	52,076		26,647	(2)	87,518
			60,871	(3)
Investment in operating leases, net		136,244	(136,244)	(3)
Investment in equity method investee		385,991			385,991
Leased vehicles, net	1,702,867		12,980	(3)	12,980
Deferred income taxes	107,075	421,129			421,129
Goodwill	1,108,278
Related party receivables	66,360		118,736	(4)	118,736
Other assets	128,931	1,209,233	(514,225)	(1)	668,361
			(26,647)	(2)

Total assets	$16,197,071	$18,090,292	$35,889		$18,126,181

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$354,203		$7,018,710	(6)	$7,018,710
Securitization notes payable	9,023,308		5,783,000	(6)	5,783,000
Senior notes	1,500,000
Short-term borrowings—Third party		$2,800,357	(2,800,357)	(6)
Short-term borrowings—AFI		1,351,000	(1,351,000)	(6)
Long-term debt—Third party		8,153,354	(8,153,354)	(6)
Long-term debt—AFI		497,000	(497,000)	(6)
Interest payable		148,972	(148,972)	(7)
Accounts payable and accrued expenses	217,938	1,583,609	(442,269)	(5)	986,937
			148,972	(7)
			(6,340)	(8)
			(266,964)	(9)
			(30,071)	(10)
Deferred income	69,784		6,340	(8)	6,340
Taxes payable	93,462		266,964	(9)	266,964
Related party payable			478,159	(5)	478,159
Related party taxes payable	558,622
Interest rate swap and cap agreements	527		30,071	(10)	30,071

Total liabilities	11,817,844	14,534,292	35,889		14,570,181

Shareholder’s equity
Parent’s net investment		3,550,000	(3,550,000)	(11)
Additional paid-in capital	3,459,195		3,550,000	(11)	3,550,000
Accumulated other comprehensive income/loss	(3,254)	6,000			6,000
Retained earnings	923,286

Total shareholder’s equity	4,379,227	3,556,000			3,556,000

Total liabilities and shareholder’s equity	$16,197,071	$18,090,292	$35,889		$18,126,181

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements—(Continued)

For the Year Ended December 31, 2012

Balance Sheet—International Operations Reclassification Adjustment Descriptions:

The following reclassifications (based on a review of the underlying detail of various balance sheet items) have been made to the international operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify international operations restricted cash collections for securitization trusts and cash reserve deposits held-for-securitization trusts to restricted cash—credit facilities.

(2)	Adjustments to reclassify international operations property and equipment, net balances included in other assets to property and equipment, net.

(3)	Adjustments to reclassify international operations investment in operating leases balance to finance receivables, leased vehicles, and property and equipment, net.

(4)	Adjustments to reclassify international operations notes receivable from GM included in finance receivables to related party receivables. Refer to footnote (5) for related party payable adjustment.

(5)	Adjustments to reclassify international operations payables to GM included in accounts payable and other accrued expenses to related party payable. Refer to footnote (4) for related party receivable adjustment.

(6)	Adjustments to reclassify international operations debt instruments to credit facilities and securitization notes payable.

(7)	Adjustments to reclassify international operations interest payable balance to accounts payable and accrued expenses.

(8)	Adjustments to reclassify international operations deferred income included in accrued expenses and other liabilities to deferred income.

(9)	Adjustments to reclassify international operations taxes payable included in accrued expenses and other liabilities to taxes payable.

(10)	Adjustments to reclassify international operations derivative asset and liability balances included in other assets and accrued expenses and other liabilities to interest rate swap and cap agreements.

(11)	Addition of international operations parent’s net investment category to additional paid-in capital.

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements—(Continued)

For the Year Ended December 31, 2012

Unaudited Pro Forma Condensed Income Statement: International Operations Reporting Reclassification Adjustments:

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments			International Operations Reclassified
Revenue
Finance charge income	$1,594,174	$1,514,300		$14,338	(1)	$1,515,516
				(13,122)	(4)
Leased vehicle income	289,256			23,652	(1)	23,652
Other income	77,105	162,505		30,580	(2)	200,885
				7,800	(1)
Interest-bearing cash		30,580		(30,580)	(2)
Operating leases		45,790		(45,790)	(1)
Interest expense on short-term borrowings		(130,186)		130,186	(3)
Interest expense on long-term borrowings		(627,374)		627,374	(3)
Depreciation expense on operating lease assets		(37,825)		37,825	(4)
Income in equity method investee		95,695		(95,695)	(5)

	1,960,535	1,053,485		686,568		1,740,053

Costs and expenses
Operating expenses	397,582	402,683		2,033	(4)	557,709
				152,993	(6)
Leased vehicle expenses	211,407			22,670	(4)	22,670
Provision for loan losses	303,692	86,244				86,244
Interest expense	283,250			757,560	(3)	757,560
Acquisition and integration expenses	20,388
Compensation and benefits expense		152,993		(152,993)	(6)

	1,216,319	641,920		782,263		1,424,183

Income before income taxes	744,216	411,565		(95,695)		315,870
Income tax provision	281,090	44,740				44,740
Equity method investee income				95,695	(5)	95,695

Net income	$463,126	$366,825	$			$366,825

Income Statement—International Operations Reclassification Adjustment Descriptions:

The following reclassifications (based on a review of various income statement items) have been made to the international operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify international operations operating lease revenue to finance charge income, leased vehicle income, and other income.

(2)	Adjustments to reclassify international operations interest-bearing cash to other income.

(3)	Adjustments to reclassify international operations interest expense on short-term and long-term borrowings to interest expense.

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements—(Continued)

For the Year Ended December 31, 2012

(4)	Adjustments to reclassify international operations depreciation expense on operating lease assets to leased vehicle expense and operating expense.

(5)	Adjustments to reclassify international operations equity method investee income, net of tax.

(6)	Adjustments to reclassify international operations compensation and benefits expense to operating expenses.

Note 5—Preliminary Purchase Accounting Allocation for the Transactions

The unaudited pro forma condensed combined financial information for the Transactions includes the unaudited pro forma condensed combined balance sheet as of December 31, 2012, assuming the businesses were combined in their entirety on December 31, 2012 on an acquisition accounting basis. The unaudited condensed combined income statement for the year ended December 31, 2012 assumes that the companies were combined in their entirety on January 1, 2012 on an acquisition accounting basis.

The Transactions are being accounted for using the acquisition method of accounting; accordingly, GM Financial’s cost to acquire the international operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the international operations at their respective estimated fair values as of acquisition date. The table below reflects the preliminary allocation of purchase price to the acquired assets and liabilities based on preliminary estimates of fair value.

Preliminary Purchase Price Allocation

Unaudited Condensed Combined Pro Forma Financial Information—as of December 31, 2012

(In thousands)	Total International Operations (Estimated)
Total Purchase Price	$4,104,000

Net Book Value of Ally International Operations	3,556,000

Preliminary Allocation of Purchase Price
Pre-tax adjustments to reflect acquired assets and liabilities at fair value
Finance receivables, net	(149,000)
Investment in equity method investee	510,000
Securitization notes payable	130,000

Pre-tax total adjustments	491,000
Deferred income taxes	6,650

After-tax total adjustment	497,650
Fair value of net assets acquired	4,053,650

Preliminary goodwill resulting from the Transactions	$50,350